As filed with the Securities and Exchange Commission on April 10, 2002.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

ADVANCED NEUROMODULATION SYSTEMS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Incorporated pursuant to the Laws of the State of Texas
Internal Revenue Service — Employer Identification No. 75-1646002

6501 Windcrest Drive, Suite 100, Plano, Texas 75024
(972) 309-8000
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant's Principal Executive Offices)

ADVANCED NEUROMODULATION SYSTEMS, INC.
2001 EMPLOYEE STOCK OPTION PLAN
(Full Title of the Plan)

Christopher G. Chavez, President and Chief Executive Officer
Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100, Plano, Texas 75024 (972) 309-8000
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Copy to:
Kenneth G. Hawari, General Counsel
Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100, Plano, Texas 75024 (972) 309-8000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered [1]	Proposed Maximum Offering Price per Share[2]	Proposed Maximum Aggregate Offering Price[2]	Amount of Registration Fee [2]
Common Stock, $.05 par value	180,000	$32.47	$5,844,600	$1,396.85
Common Stock Rights[3]	180,000	N/A	N/A	N/A

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, there are also being registered such additional shares of Common Stock as may become issuable if certain adjustment provisions or certain antidilution provisions of the Plan become operative.
(2)	Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low price paid per share of Common Stock, as reported on the Nasdaq National Market on April 3, 2002, in accordance with Rule 457(h) promulgated under the Securities Act of 1933, as amended.
(3)	Issuable pursuant to a Shareholder Rights Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information

Not required to be filed with this Registration Statement.

Item 2.    Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents, which have been previously filed with the Securities and Exchange Commission (the "Commission") by Advanced Neuromodulation Systems, Inc. (the "Registrant") are incorporated by reference in this Registration Statement:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2001, which contains audited financial statements of the Registrant for the Registrant's last completed fiscal year for which such statements have been filed (the "2001 Form 10-K").

(b)	All reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001.

(c)	The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form SB-2, dated September 28, 1995 (Commission File Number 33-62991), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

II-1

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

Consistent with the Texas Business Corporation Act, the Registrant's Articles of Incorporation include a provision limiting director liability to the Company or its shareholders for monetary damages arising from certain acts or omissions in the director's capacity as a director. The Articles of Incorporation also provide that to the extent permitted by applicable law, and by resolution or other proper action of the board of directors of the Company, the Company may indemnify any director or officer of the Company against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending, or completed action, suit, or proceeding to which any such person is, or is threatened to be made, a party and which may arise by reason of the fact he is or was a person occupying any such office or position. In addition, the Company maintains insurance on behalf of its directors and executive officers insuring them against any liability asserted against them in their capacities as directors or officers or arising out of such status.

Insofar as indemnification by the Company for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits on page II-7 of this Registration Statement, which Index is incorporated herein by reference.

Item 9.    Undertakings.

(a)	The Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The Registrant hereby undertakes that for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification by the Registrant against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plano, Texas, on April 10, 2002.

ADVANCED NEUROMODULATION SYSTEMS, INC.

By: /s/ CHRISTOPHER G. CHAVEZ Christopher G. Chavez President, Chief Executive Officer and Director (Principal Executive Officer)

POWER OF ATTORNEY

We, the undersigned officers and directors of Advanced Neuromodulation Systems, Inc., hereby severally constitute and appoint Christopher G. Chavez and F. Robert Merrill III, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Advanced Neuromodulation Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/Christopher G. Chavez Christopher G. Chavez	Chief Executive Officer, President and Director of Advanced Neuromodulation Systems, Inc. (Principal Executive Officer)	April 10, 2002

/s/F. Robert Merrill III F. Robert Merrill III	Executive Vice President-Finance, Treasurer and Secretary of Advanced Neuromodulation Systems, Inc. (Principal Financial and Accounting Officer)	April 10, 2002

/s/Hugh M. Morrison Hugh M. Morrison	Chairman of the Board and Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

/s/Robert C. Eberhart Robert C. Eberhart	Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

/s/Joseph E. Laptewicz Joseph E. Laptewicz	Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

/s/A. Ronald Lerner A. Ronald Lerner	Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

/s/Richard D. Nikolaev Richard D. Nikolaev	Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

/s/Michael J. Torma Michael J. Torma	Director of Advanced Neuromodulation Systems, Inc.	April 10, 2002

INDEX TO EXHIBITS

Exhibit Number	Exhibit

4.1*	Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan.

4.2	Rights Agreement between Advanced Neuromodulation Systems, Inc. and KeyCorp Shareholder Services, Inc., as Rights Agent dated August 30, 1996 (incorporated by reference from the Company's Form 8-K filed with the Commission on September 3, 1996).

4.3	Amendment to Rights Agreement dated as of January 25, 2002 between Advance Neuromodulation Systems, Inc. and Computershare Investor Services LLC (formerly KeyCorp Shareholder Services, Inc.) (incorporated by reference from the Company's Form 8-K filed with the Commission on January 30, 2002).

5.1*	Opinion of Kenneth G. Hawari, General Counsel

23.1*	Consent of Kenneth G. Hawari, General Counsel (Contained in Exhibit 5.1)

23.2*	Consent of Ernst & Young LLP

24.1*	Power of Attorney (Contained at page II-6)

_______________
*Filed herewith

EXHIBIT 4.1

ADVANCED NEUROMODULATION SYSTEMS, INC.
2001 EMPLOYEE STOCK OPTION PLAN

    1.  Purpose of the Plan. This Plan shall be known as the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan. The purposes of the Plan are (i) to attract and retain the best available personnel for positions of substantial responsibility, and (ii) to provide incentives to such personnel to promote the success of the business of Advanced Neuromodulation Systems, Inc. and its subsidiaries.

    2.  Definitions. As used herein, the following definitions shall apply:

         (a)  "Board" means the Board of Directors of the Corporation.

         (b)  "Common Stock" means the Common Stock, $.05 par value per share, of the Corporation. Except as otherwise provided herein, all Common Stock issued pursuant to the Plan shall have the same rights as all other issued and outstanding shares of Common Stock, including but not limited to voting rights, the right to dividends, if declared and paid, and the right to pro rata distributions of the Corporation's assets in the event of liquidation.

         (c)   "Committee" means the committee described in Section 18(a) that administers the Plan.

         (d)   "Corporation" means Advanced Neuromodulation Systems, Inc., a Texas corporation.

         (e)   "Date of Grant" means the date on which an Option is granted pursuant to this Plan or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective.

         (f)   "Employee" means any employee of the Corporation or one of its Subsidiaries, but excluding any "executive officer" (as defined in Rule 3b-7 promulgated pursuant to the Exchange Act) or director of the Corporation or one of its Subsidiaries.

         (g)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         (h)   "Fair Market Value" means the closing sale price (or average of the quoted closing bid and asked prices if there is no closing sale price reported) of the Common Stock on the trading day immediately prior to the date specified as reported by The Nasdaq Stock Market or by the principal national stock exchange on which the Common Stock is then listed. If there is no reported price information for the Common Stock, the Fair Market Value will be determined by the Committee, in its sole discretion. In making such determination, the Committee may, but shall not be obligated to, commission and rely upon an independent appraisal of the Common Stock.

         (i)   "Option" means a stock option granted pursuant to Section 6 of this Plan.

         (j)   "Optionee" means any Employee who receives an Option.

         (k)   "Participant" means any Employee who receives an Option.

         (l)   "Plan" means the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan, as amended from time to time.

         (m)   "Rule 16b-3" means Rule 16b-3 of the rules and regulations under the Exchange Act, as Rule 16b-3 may be amended from time to time, and any successor provisions to Rule 16b-3 under the Exchange Act.

         (n)   "Subsidiary" means any now existing or hereinafter organized or acquired company of which more than fifty percent (50%) of the issued and outstanding voting stock is owned or controlled directly or indirectly by the Corporation or through one or more Subsidiaries of the Corporation.

    3.  Term of Plan. The Plan has been adopted by the Board effective as of April 2, 2001. Any Options granted under the Plan will be "nonqualified stock options" under the Internal Revenue Code of 1986, as amended from time to time, and will not be "incentive stock options" under the Code. The Plan shall continue in effect until terminated pursuant to Section 18(a).

    4.  Shares Subject to the Plan. Except as otherwise provided in Section 17 hereof, the aggregate number of shares of Common Stock issuable upon the exercise of Options pursuant to this Plan shall be 180,000 shares; provided, however, that on January 1 of each year (commencing on January 1, 2001), the aggregate number of shares of Common Stock then issuable upon the exercise of Options shall be increased by the same percentage that the total number of issued and outstanding shares of Common Stock increased from the preceding January 1 to the following December 31 (if such percentage is positive). For example, if the total number of issued and outstanding shares of Common Stock on January 1, 2001 were 5,000,000, the total number of issued and outstanding shares of the Corporation on December 31, 2001 were 5,500,000, and the aggregate number of shares of Common Stock then issuable upon the exercise of Options pursuant to this Plan were 180,000, the aggregate number of shares of Common Stock issuable under the Plan effective January 1, 2002 would be 198,000 (a 10% increase). Shares issuable upon the exercise of Options may either be authorized but unissued shares or treasury shares. The Corporation shall, during the term of this Plan, reserve and keep available a number of shares of Common Stock sufficient to satisfy the requirements of the Plan. If an Option should expire or become unexercisable for any reason without having been exercised in full, then the shares that were subject thereto shall, unless the Plan shall have terminated, become immediately available for the grant of additional Options under this Plan, subject to the limitations and adjustments set forth above. In addition, for purposes of calculating the aggregate number of shares that may be issued under this Plan, only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a Option. Shares tendered by a Participant as payment for shares issued upon such exercise shall be available for reissuance under the Plan.

    5.  Eligibility. Options may be granted under Section 6 of the Plan to such Employees of the Corporation or its Subsidiaries as may be determined by the Committee. Subject to the limitations and qualifications set forth in this Plan, the Committee shall also determine the number of Options to be granted, the number of shares subject to each Option grant, the exercise price or prices of each Option, the vesting and exercise period of each Option, whether an Option may be exercised as to less than all of the Common Stock subject thereto, and such other terms and conditions of each Option as are consistent with the provisions of this Plan.

    6.  Grant of Options. Except as provided in Section 18(c), the Committee shall determine the number of shares of Common Stock to be offered from time to time pursuant to Options granted hereunder and shall grant Options under the Plan. No member of the Committee shall be eligible to receive Options. The grant of Options shall be evidenced by Option agreements containing such terms and provisions as are approved by the Committee and executed on behalf of the Corporation by an appropriate officer.

    7.  Time of Grant of Options. The date of grant of an Option under the Plan shall be the date on which the Committee awards the Option or, if the Committee so determines, the date specified by the Committee as the date the award is to be effective. Notice of the grant shall be given to each Participant to whom an Option is granted promptly after the date of such grant.

    8.  Price. The exercise price for each share of Common Stock subject to an Option (the "Exercise Price") granted pursuant to Section 6 of the Plan shall be determined by the Committee at the Date of Grant.

    9.  Vesting. Subject to Section 11 of this Plan, each Option award under the Plan shall vest or be subject to forfeiture in accordance with the provisions set forth in the applicable Option agreement. The Committee may, but shall not be required to, permit acceleration of vesting or termination of forfeiture provisions upon any sale of the Corporation or similar transaction. A Participant's Option agreement may contain such additional provisions with respect to vesting as the Committee may specify.

    10.  Exercise. A Participant may pay the Exercise Price of the shares of Common Stock as to which an Option is being exercised by the delivery of (a) cash, (b) check, (c) at the Corporation's option, by the delivery of shares of Common Stock having a Fair Market Value on the date immediately preceding the exercise date equal to the Exercise Price and have been held by the Optionee at least six (6) months prior to the date of exercise, or (d) at the Corporation's option, any other consideration that the Corporation determines is consistent with the Plan's purpose and applicable law. If the shares to be purchased are covered by an effective registration statement under the Securities Act of 1933, as amended, any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of an Optionee if (i) the broker-dealer has received from the Optionee or the Corporation a fully- and duly-endorsed agreement evidencing such Option, together with instructions signed by the Optionee requesting the Corporation to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Optionee and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Optionee have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220, or any successor provision.

    11.  [Reserved.]

    12.  Option Financing. Upon the exercise of any Option granted under the Plan, the Corporation may, but shall not be required to, make financing available to the Participant for the purchase of shares of Common Stock pursuant to such Option on such terms as the Board or the Committee may specify.

    13.  Withholding of Taxes. The Committee shall make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Corporation is required by any law or regulation of any governmental authority to withhold in connection with any Option including, but not limited to, (a) withholding the issuance of all or any portion of the shares of Common Stock subject to such Option until the Participant reimburses the Corporation for the amount it is required to withhold with respect to such taxes, (b) withholding any portion of such issuance in an amount sufficient to reimburse the Corporation for the amount of taxes it is required to withhold, (c) allowing the Participant to deliver Common Stock as payment for the amount the Corporation is required to withhold for taxes or (d) taking any other action reasonably required to satisfy the Corporation's withholding obligation.

    14.  Conditions Upon Issuance of Shares.

         (a)   The Corporation shall not be obligated to sell or issue any shares upon the exercise of any Option granted under the Plan unless the issuance and delivery of shares comply with all provisions of applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed.

         (b)   As a condition to the exercise of an Option, the Corporation may require the person exercising the Option to make such representations and warranties as may be necessary to assure the availability of an exemption from the registration requirements of applicable federal and state securities laws.

         (c)   The Corporation shall not be liable for refusing to sell or issue any shares covered by any Option if the Corporation cannot obtain authority from the appropriate regulatory bodies deemed by the Corporation to be necessary to sell or issue such shares in compliance with all applicable federal and state securities laws and the requirements of The Nasdaq Stock Market or any stock exchange upon which shares of the Common Stock may then be listed. In addition, the Corporation shall have no obligation to any Participant, express or implied, to list, register or otherwise qualify the shares of Common Stock covered by any Option.

         (d)   No Participant will be, or will be deemed to be, a holder of any Common Stock subject to an Option unless and until such Participant has exercised his or her Option and paid the purchase price for the subject shares of Common Stock.

    15.  Restrictions on Transfer.

         (a)   Options issued pursuant to the Plan shall be nontransferable except by will or the laws of descent and distribution, and may only be exercisable during the Participant's lifetime only by the Participant.

         (b)   Shares of Common Stock issued pursuant to the Plan may be subject to restrictions on transfer under applicable federal and state securities laws. The Committee may impose such additional restrictions on the ownership and transfer of shares of Common Stock issued pursuant to the Plan as it deems desirable; any such restrictions shall be set forth in any Option agreement entered into hereunder.

    16.  Modification of Plan and Options.

         (a)   The Committee may from time to time and at any time alter, amend, suspend, discontinue or terminate this Plan.

         (b)   At any time and from time to time, the Committee may execute an instrument providing for modification, extension or renewal of any outstanding Option, provided that no such modification, extension or renewal shall impair the Option without the consent of the holder of the Option.

    17.  Effect of Change in Stock Subject to the Plan. In the event that each of the outstanding shares of Common Stock (other than shares held by dissenting shareholders) shall be changed into or exchanged for a different number or kind of shares of stock of the Corporation or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split-up, combination of shares or otherwise), or in the event a stock split or stock dividend occurs, then the Corporation may either (a) substitute for each share of Common Stock then subject to Options or available for Options the number and kind of shares of stock into which each outstanding share of Common Stock (other than shares held by dissenting shareholders) shall be so changed or exchanged, or the number of shares of Common Stock as is equitably required in the event of a stock split or stock dividend, together with an appropriate adjustment of the Exercise Price, or (b) cancel all such Options as of the effective date of any merger, consolidation, recapitalization, reclassification, split-up or combination of shares by giving written notice to each holder thereof or his personal representatives of its intention to do so and by permitting the exercise of all such Options, without regard to determinations of periods or installments of exercisability during the thirty (30) day period immediately preceding such effective date. The Committee may, but shall not be required to, provide additional anti-dilution protection to a Participant under the terms of the Participant's Option agreement.

    18.  Administration.

         (a)   Notwithstanding anything to the contrary herein, to the extent necessary to comply with the requirements of Rule 16b-3, the Plan shall be administered by the Board, or by a committee comprised solely of two or more Non-Employee Directors appointed by the Board (the group responsible for administering the Plan is referred to as the "Committee"). Options may be granted under Section 6 only by majority agreement of the members of the Committee. Option agreements, in the form as approved by the Committee, and containing such terms and conditions consistent with the provisions of this Plan as are determined by the Committee, may be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President of the Corporation. The Committee shall have complete authority to construe, interpret and administer the provisions of this Plan and the provisions of the Option agreements granted hereunder; to prescribe, amend and rescind rules and regulations pertaining to this Plan; to suspend, discontinue or terminate this Plan; and to make all other determinations necessary or deemed advisable in the administration of the Plan. The determinations, interpretations and constructions made by the Committee shall be final and conclusive. No member of the Committee shall be liable for any action taken, or failed to be taken, made in good faith relating to the Plan or any award thereunder, and the members of the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the fullest extent permitted by law.

         (b)   Members of the Committee shall be specified by the Board, and if the Committee does not consist of the entire Board, the Committee shall consist solely of Non-Employee Directors. Non-Employee Directors may not possess an interest in any transaction for which disclosure is required under Section 404(a) of Regulation S-K under the Exchange Act or be engaged in a business relationship that must be disclosed under Section 404(a).

    19.  Continued Employment Not Presumed. Nothing in this Plan or any document describing it nor the grant of any Option shall give any Participant the right to continue in the employment of the Corporation or affect the right of the Corporation to terminate the employment of any such person with or without cause.

    20.  [Reserved].

    21.  Governing Law. The Plan shall be governed by and construed in accordance with the laws of State of Texas and the United States, as applicable, without reference to the conflict of laws provisions thereof.

    22.  Severability of Provisions. If any provision of this Plan is determined to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the remaining provisions of the Plan, but such invalid, illegal or unenforceable provision shall be fully severable, and the Plan shall be construed and enforced as if such provision had never been inserted herein.

EXHIBIT 5.1

[ANS Letterhead]
April 10, 2002

Advanced Neuromodulation Systems, Inc.
6501 Windcrest Drive, Suite 100
Plano, Texas 75024

Re:	Registration Statement on Form S-8 for the Advanced Neuromodulation Systems, Inc. 2001 Employee Stock Option Plan ("the Plan")

Ladies and Gentlemen:

     I am the General Counsel of Advanced Neuromodulation Systems, Inc., a Texas corporation (the "Company"). This opinion is rendered in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 180,000 shares (and, in addition, an indeterminate number of additional shares if certain adjustment provisions of the Plan become operative) (the "Shares") of the Company's common stock, $.05 par value per share, issuable under the Plan. The Shares are being registered pursuant to a registration statement on Form S-8 to be filed with the Securities and Exchange Commission (the "Commission") on or about April 10, 2002 (the "Registration Statement").

     In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such certificates of public officials, corporate agents and officers of the Company and such other certifications with respect to the accuracy of material factual matters contained therein that were not independently established.

     Based on the foregoing, I am of the opinion that the Shares will be, if and when issued and paid for pursuant to the Plan, validly issued, fully paid and nonassessable, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance, and further assuming that the consideration received by the Company for the Shares exceeds the par value thereof.

     I consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, I disclaim that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

Kenneth G. Hawari General Counsel

EXHIBIT 23.2

CONSENT OF INDEPENDENT PUBLIC AUDITORS

     We consent to the incorporation by reference in this Registration Statement on Form S-8 filed on or about April 10, 2002 pertaining to the Advanced Neuromodulation Systems, Inc. 2001 Stock Option Plan of our report dated February 6, 2002 with respect to the consolidated financial statements and schedule of Advanced Neuromodulation Systems, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/S/ Ernst & Young LLP ERNST & YOUNG LLP

Dallas, Texas
April 8, 2002